Exhibit 99

Colgate Announces 4th Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--January 25, 2019--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,811 million in fourth quarter 2018, a decrease of 2.0% versus fourth quarter 2017. Global unit volume increased 0.5%, pricing increased 2.5% and foreign exchange was negative 5.0%. The previously disclosed professional skin care acquisitions contributed 1.0% to Net sales and unit volume growth in the quarter. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) increased 2.0%.

Net income and Diluted earnings per share in fourth quarter 2018 were $606 million and $0.70, respectively. Net income in fourth quarter 2018 included $32 million ($0.04 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program.

Net income and Diluted earnings per share in fourth quarter 2017 were $323 million and $0.37, respectively. Net income in fourth quarter 2017 included $61 million ($0.07 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program and a charge related to U.S. tax reform of $275 million ($0.31 per diluted share).

Excluding charges resulting from the Global Growth and Efficiency Program in both periods and the charge related to U.S. tax reform in 2017, Net income in fourth quarter 2018 was $638 million, a decrease of 3% versus fourth quarter 2017, and Diluted earnings per share in fourth quarter 2018 was $0.74, a decrease of 1% versus fourth quarter 2017.

Gross profit margin was 59.1% in fourth quarter 2018 versus 59.8% in fourth quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Gross profit margin was 59.4% in fourth quarter 2018, a decrease of 100 basis points versus the year ago quarter as higher raw and packaging material costs were partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Selling, general and administrative expenses were 34.8% of Net sales in fourth quarter 2018 versus 34.6% of Net sales in fourth quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses increased 70 basis points versus the year ago quarter to 34.6% of Net sales in fourth quarter 2018 due to higher overhead expenses, driven by higher logistics costs, and increased advertising investment, both as a percentage of Net sales. On an absolute basis, worldwide advertising investment increased 2% to $376 million in fourth quarter 2018 versus $369 million in the year ago quarter.

Operating profit decreased to $891 million in fourth quarter 2018 compared to $960 million in fourth quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit was $936 million in fourth quarter 2018, a decrease of 10% versus fourth quarter 2017. Operating profit margin was 23.4% in fourth quarter 2018 versus 24.7% in fourth quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit margin was 24.6% in fourth quarter 2018, a decrease of 210 basis points versus the year ago quarter. This decrease in Operating profit margin was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales.

Net cash provided by operations year to date was $3,056 million compared to $3,054 million in the comparable 2017 period. Working capital as a percentage of Net sales was negative 1.7% compared to negative 2.0% in the year ago period.

Ian Cook, Chairman and Chief Executive Officer, commented on the fourth quarter results, “We are pleased with the improvement in organic sales growth this quarter, driven by 2.5% positive pricing.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share at 42.0% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category at 32.3% year to date.”

Mr. Cook continued, “Looking ahead to 2019, based on current spot rates, we expect net sales to be flat to up low-single-digits, with organic sales growth of 2% to 4% as we are planning for increased investment behind our brands, higher pricing and strong innovation, led by the relaunches of Colgate Total and Hill’s Science Diet and our continued focus on naturals.

“We are also planning to invest in expanding our portfolio offerings by bringing brands like elmex and meridol into new markets and by broadening our e-commerce offerings, including direct to consumer, to build on our strong e-commerce growth in 2018. We also plan to continue to increase our investment behind our professional skin care businesses, Elta MD and PCA Skin.

“On a GAAP basis, based on current spot rates, we are planning for a year of gross margin expansion and expect a low-single-digit decline in earnings per share.

"Excluding charges resulting from the Global Growth and Efficiency Program in both 2018 and 2019, the charge related to U.S. tax reform in 2018 and the benefit from a foreign tax matter in 2018, based on current spot rates, we are planning for a year of gross margin expansion, increased advertising investment and a mid-single-digit decline in earnings per share. Our outlook reflects an increase in raw material prices, an increase in our tax rate year-over-year and the uncertainty surrounding the global economy, exchange rates and pricing.

“Given our plans to increase investment behind our brands to drive acceleration in organic sales growth, we believe our earnings outlook for 2019 is appropriate.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2018 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (22% of Company Sales)

North America Net sales increased 5.0% in fourth quarter 2018. Unit volume increased 3.0%, pricing increased 2.5% and foreign exchange was negative 0.5%. The previously disclosed professional skin care acquisitions contributed 5.0% to Net sales and unit volume growth. Organic sales for North America increased 0.5% and organic unit volume decreased 2.0%.

Operating profit in North America decreased 7% in fourth quarter 2018 to $257 million, or 410 basis points to 30.6% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit, an increase in Selling, general and administrative expenses and an increase in Other (income) expense, net, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses, primarily driven by increased logistics costs. This increase in Other (income) expense, net was primarily due to the amortization of intangible assets resulting from the professional skin care acquisitions.

In the U.S., Colgate maintained leadership in the toothpaste category during the quarter with its market share at 34.8% year to date. Successful products include Colgate Optic White Stain Fighter, Colgate Optic White Stain-Less White and Tom’s of Maine toothpastes. In manual toothbrushes, Colgate widened its brand market leadership in the U.S. with its market share in that category at 41.5% year to date, supported by the success of Colgate 360° Total Advanced Optic White and Colgate Gum Health manual toothbrushes.

Products succeeding in other categories include Softsoap Hydra Bliss body wash and liquid hand soap, Irish Spring Non-Stop Fresh body wash, Fabuloso Complete liquid cleaner and Suavitel Complete fabric conditioner.

Latin America (23% of Company Sales)

Latin America Net sales decreased 9.0% in fourth quarter 2018. Unit volume decreased 3.5%, pricing increased 4.5% and foreign exchange was negative 10.0%. Volume declines in Brazil and Argentina were partially offset by volume gains in Mexico. Organic sales for Latin America increased 1.0%.

Operating profit in Latin America decreased 17% in fourth quarter 2018 to $238 million, or 270 basis points to 26.8% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was due to higher raw and packaging material costs, which included foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was due to decreased advertising investment.

Colgate maintained its toothpaste leadership in Latin America during the quarter, with market share gains in Guatemala, Dominican Republic, Panama, Chile, El Salvador and Nicaragua. Products succeeding in the region include Colgate Natural Extracts, Colgate Total 12 Salud Visible and Colgate Triple Action Xtra Freshness toothpastes. Colgate’s leadership in the manual toothbrush category continued throughout the region, supported by the success of Colgate Pro Cuidado and Colgate Premier manual toothbrushes.

Products succeeding in other categories include Colgate Total 12 mouthwash, Protex Deep Clean and Palmolive Natureza Secreta bar soaps, Lady Speed Stick Clinical and Speed Stick Clinical spray deodorants, Axion dish liquid and Fabuloso Complete liquid cleaner.

Europe (16% of Company Sales)

Europe Net sales decreased 2.5% in fourth quarter 2018. Unit volume increased 2.0%, pricing decreased 1.0% and foreign exchange was negative 3.5%. Volume gains were driven by the United Kingdom and France. Organic sales for Europe increased 1.0%.

Operating profit in Europe was even with the year ago quarter, while as a percentage of Net sales, it increased 70 basis points to 25.9% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Other (income) expense, net, partially offset by an increase in Selling, general and administrative expenses, all as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment, partially offset by lower overhead expenses. This decrease in Other (income) expense, net was primarily due to a non-recurring expense recorded in the year ago quarter.

Colgate maintained its toothpaste leadership in Europe during the quarter, with market share gains in France, Italy, Greece, the Netherlands, Denmark and Belgium. Products succeeding in oral care include Colgate Max White Expert Complete, Colgate Natural Extracts Charcoal and elmex toothpastes, Colgate 360° Advanced Whole Mouth Health and Colgate Slim Soft Advanced manual toothbrushes and Colgate Plax mouthwash.

Products succeeding in other categories include Sanex and Palmolive Aroma Sensations shower gels, Ajax Boost liquid cleaner and Soupline fabric conditioner.

Asia Pacific (16% of Company Sales)

Asia Pacific Net sales decreased 6.5% during fourth quarter 2018. Unit volume decreased 0.5%, pricing decreased 0.5% and foreign exchange was negative 5.5%. Volume declines in the Greater China region were partially offset by volume gains in India and Australia. Organic sales for Asia Pacific decreased 1.0%.

Operating profit in Asia Pacific decreased 20% in fourth quarter 2018 to $157 million, or 440 basis points to 25.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in Australia and the Philippines. Products succeeding in the region include Colgate Naturals, Colgate Swarna Vedshakti, Colgate Power White, Colgate Sensitive Pro-Relief and elmex Sensitive toothpastes.

Products succeeding in other categories include Colgate Slim Soft Advanced and Colgate Slim Soft Flex Clean manual toothbrushes, Palmolive Skin Therapy bar soap, Colgate Plax mouthwash, Palmolive Luminous Oils shower gel and Cuddly Aroma Intense fabric conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales decreased 5.0% during fourth quarter 2018. Unit volume decreased 3.5%, pricing increased 7.5% and foreign exchange was negative 9.0%. Volume declines in Turkey and South Africa were partially offset by volume gains in the Gulf States. Organic sales for Africa/Eurasia increased 4.0%.

Operating profit in Africa/Eurasia decreased 11% in fourth quarter 2018 to $40 million, or 120 basis points to 17.2% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Turkey, Saudi Arabia, United Arab Emirates, Kenya, Kazakhstan and Kuwait. Successful products contributing to sales in the region include Colgate Ancient Secrets, Colgate Natural Extracts and Colgate Optic White Expert White toothpastes, Colgate 360° Advanced Whole Mouth Clean and Colgate Slim Soft Advanced manual toothbrushes and Palmolive Gourmet and Palmolive Luminous Oils shower gels.

Hill’s Pet Nutrition (17% of Company Sales)

Hill’s Net sales increased 6.0% during fourth quarter 2018. Unit volume increased 3.5%, pricing increased 4.5% and foreign exchange was negative 2.0%. Volume gains in the United States and Western Europe were partially offset by volume declines in Russia. Hill’s organic sales increased 8.0%.

Hill’s Operating profit increased 6% in fourth quarter 2018 to $188 million, while as a percentage of Net sales it decreased 20 basis points to 29.8% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit and an increase in Other (income) expense, net, largely offset by a decrease in Selling, general and administrative expenses, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was due to lower overhead expenses partially offset by increased advertising investment. This increase in Other (income) expense, net was primarily due to the expiration of a foreign sales tax benefit.

Successful products contributing to sales in the U.S. include Hill’s Bioactive Recipe, Hill’s Prescription Diet Metabolic + Urinary, Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet k/d Early Support, Hill’s Science Diet Youthful Vitality, Hill’s Science Diet Kitten and Hill’s Science Diet Perfect Weight.

Successful products contributing to sales internationally include Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet Metabolic + Urinary, Hill’s Prescription Diet k/d Early Stage, Hill’s Science Diet Youthful Vitality and Hill’s Science Diet Kitten.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, elmex, Tom’s of Maine, Sorriso, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Elta MD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

The Company’s annual meeting of stockholders is currently scheduled for Friday, May 10, 2019.

Effective January 1, 2018, as required, the Company adopted ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on a retrospective basis. As a result, for all periods presented, only the service related component of pension and other postretirement benefit costs is included in Operating profit. The non-service related components (interest cost, expected return on assets and amortization of actuarial gains and losses) are included in a new line item, “Non-service related postretirement costs,” which is below Operating profit. Adoption of this standard had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website at http://www.colgatepalmolive.com for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange volatility, cost-reduction plans including the Global Growth and Efficiency Program, tax rates, U.S. tax reform, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2018 vs. 2017 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program and, as applicable, the benefit from a foreign tax matter and charges related to U.S. tax reform (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2018 and 2017 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2018 and 2017 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017(1)

Net sales	$3,811	$3,892

Cost of sales	1,558	1,564

Gross profit	2,253	2,328

Gross profit margin	59.1%	59.8%

Selling, general and administrative expenses	1,328	1,345

Other (income) expense, net	34	23

Operating profit	891	960

Operating profit margin	23.4%	24.7%

Non-service related postretirement costs	22	36

Interest (income) expense, net	37	28

Income before income taxes	832	896

Provision for income taxes	189	543

Effective tax rate	22.7%	60.6%

Net income including noncontrolling interests	643	353

Less: Net income attributable to noncontrolling interests	37	30

Net income attributable to Colgate-Palmolive Company	$606	$323

Earnings per common share
Basic	$0.70	$0.37
Diluted	$0.70	$0.37

Average common shares outstanding
Basic	866.6	878.0
Diluted	867.5	883.3

Note:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017(1)

Net sales	$15,544	$15,454

Cost of sales	6,313	6,174

Gross profit	9,231	9,280

Gross profit margin	59.4%	60.0%

Selling, general and administrative expenses	5,389	5,400

Other (income) expense, net	148	173

Operating profit	3,694	3,707

Operating profit margin	23.8%	24.0%

Non-service related postretirement costs	87	118

Interest (income) expense, net	143	102

Income before income taxes	3,464	3,487

Provision for income taxes	906	1,313

Effective tax rate	26.2%	37.7%

Net income including noncontrolling interests	2,558	2,174

Less: Net income attributable to noncontrolling interests	158	150

Net income attributable to Colgate-Palmolive Company	$2,400	$2,024

Earnings per common share
Basic(2)	$2.76	$2.30
Diluted(2)	$2.75	$2.28

Average common shares outstanding
Basic	870.6	881.8
Diluted	873.0	887.8

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2018 and December 31, 2017

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2018	2017
Cash and cash equivalents	$726	$1,535
Receivables, net	1,400	1,480
Inventories	1,250	1,221
Other current assets	417	403
Property, plant and equipment, net	3,881	4,072
Other assets, including goodwill and intangibles	4,487	3,965
Total assets	$12,161	$12,676

Total debt	$6,366	$6,577
Other current liabilities	3,329	3,397
Other non-current liabilities	2,269	2,459
Total liabilities	11,964	12,433
Total Colgate-Palmolive Company shareholders’ equity	(102)	(60)
Noncontrolling interests	299	303
Total liabilities and equity	$12,161	$12,676

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$5,630	$5,024
Working capital % of sales	(1.7)%	(2.0)%
Note:
(1) Marketable securities of $10 and $18 as of December 31, 2018 and 2017, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2018 and 2017

(Dollars in Millions) (Unaudited)

	2018	2017
Operating Activities
Net income including noncontrolling interests	$2,558	$2,174
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	511	475
Restructuring and termination benefits, net of cash	(7)	91
Stock-based compensation expense	109	127
Charge for U.S. tax reform	80	275
Deferred income taxes	27	108
Voluntary benefit plan contributions	(67)	(81)
Cash effects of changes in:
Receivables	(79)	(15)
Inventories	(58)	(8)
Accounts payable and other accruals	18	(96)
Other non-current assets and liabilities	(36)	4
Net cash provided by operations	3,056	3,054

Investing Activities
Capital expenditures	(436)	(553)
Sale of property and non-core products	1	44
Purchases of marketable securities and investments	(169)	(347)
Proceeds from sale of marketable securities and investments	156	391
Payment for acquisitions, net of cash acquired	(728)	—
Other	6	(6)
Net cash used in investing activities	(1,170)	(471)

Financing Activities
Principal payments on debt	(7,355)	(4,808)
Proceeds from issuance of debt	7,176	4,779
Dividends paid	(1,591)	(1,529)
Purchases of treasury shares	(1,238)	(1,399)
Proceeds from exercise of stock options	329	507
Net cash used in financing activities	(2,679)	(2,450)

Effect of exchange rate changes on Cash and cash equivalents	(16)	87
Net increase (decrease) in Cash and cash equivalents	(809)	220
Cash and cash equivalents at beginning of the period	1,535	1,315
Cash and cash equivalents at end of the period	$726	$1,535

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$3,056	$3,054
Less: Capital expenditures	(436)	(553)
Free cash flow before dividends	$2,620	$2,501

Income taxes paid	$847	$1,037

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2018 and 2017

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net Sales
Oral, Personal and Home Care

North America	$839	$798	$3,348	$3,117
Latin America	887	976	3,605	3,887
Europe	594	610	2,502	2,394
Asia Pacific	628	670	2,734	2,781
Africa/Eurasia	233	245	967	983

Total Oral, Personal and Home Care	3,181	3,299	13,156	13,162

Pet Nutrition	630	593	2,388	2,292

Total Net Sales	$3,811	$3,892	$15,544	$15,454

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017(1)	2018	2017(1)
Operating Profit
Oral, Personal and Home Care

North America	$257	$277	$1,037	$1,043
Latin America	238	288	995	1,171
Europe	154	154	634	605
Asia Pacific	157	197	777	842
Africa/Eurasia	40	45	173	180

Total Oral, Personal and Home Care	846	961	3,616	3,841

Pet Nutrition	188	178	680	677
Corporate(2)	(143)	(179)	(602)	(811)

Total Operating Profit	$891	$960	$3,694	$3,707
Notes:

(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified the non-service components from Operating profit to a new line below Operating profit called Non-service related postretirement costs. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets. Corporate Operating profit (loss) for the three and twelve months ended December 31, 2018 includes charges of $45 and $152, respectively, related to the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the three and twelve months ended December 31, 2017 includes charges of $80 and $313, respectively, related to the Global Growth and Efficiency Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2018 vs. 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	(2.0)%	2.0%	0.5%	(0.5)%	0.5%	2.5%	(5.0)%

Europe	(2.5)%	1.0%	2.0%	2.0%	2.0%	(1.0)%	(3.5)%

Latin America	(9.0)%	1.0%	(3.5)%	(3.5)%	(3.5)%	4.5%	(10.0)%

Asia Pacific	(6.5)%	(1.0)%	(0.5)%	(0.5)%	(0.5)%	(0.5)%	(5.5)%

Africa/Eurasia	(5.0)%	4.0%	(3.5)%	(3.5)%	(3.5)%	7.5%	(9.0)%

Total International	(6.5)%	1.0%	(1.5)%	(1.5)%	(1.5)%	2.5%	(7.5)%

North America(1)	5.0%	0.5%	3.0%	(2.0)%	3.0%	2.5%	(0.5)%

Total CP Products	(3.5)%	0.5%	(0.5)%	(2.0)%	(0.5)%	2.5%	(5.5)%

Hill’s	6.0%	8.0%	3.5%	3.5%	3.5%	4.5%	(2.0)%

Emerging Markets(2)	(7.0)%	1.5%	(2.0)%	(2.0)%	(2.0)%	3.5%	(8.5)%

Developed Markets	2.5%	2.0%	2.5%	0.5%	2.5%	1.5%	(1.5)%
Notes:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 1.0% for Total Company and 5.0% for North America.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2018 vs. 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	0.5%	0.5%	1.0%	—%	1.0%	0.5%	(1.0)%

Europe	4.5%	0.5%	2.5%	2.5%	2.5%	(2.0)%	4.0%

Latin America	(7.5)%	(1.0)%	(2.5)%	(2.5)%	(2.5)%	1.5%	(6.5)%

Asia Pacific	(1.5)%	(1.5)%	(1.5)%	(1.5)%	(1.5)%	—%	—%

Africa/Eurasia	(1.5)%	2.5%	(1.0)%	(1.0)%	(1.0)%	3.5%	(4.0)%

Total International	(2.5)%	(0.5)%	(1.0)%	(1.0)%	(1.0)%	0.5%	(2.0)%

North America(1)	7.5%	2.5%	6.5%	1.5%	6.5%	1.0%	—%

Total CP Products	—%	—%	1.0%	(0.5)%	1.0%	0.5%	(1.5)%

Hill’s	4.0%	3.5%	1.5%	1.5%	1.5%	2.0%	0.5%

Emerging Markets(2)	(4.0)%	(0.5)%	(2.0)%	(2.0)%	(2.0)%	1.5%	(3.5)%

Developed Markets	5.0%	1.5%	3.5%	1.5%	3.5%	—%	1.5%
Notes:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 1.0% for Total Company and 5.0% for North America.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$2,253	$2,328
Global Growth and Efficiency Program	12	24
Gross profit, non-GAAP	$2,265	$2,352

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	59.1%	59.8%	(70)
Global Growth and Efficiency Program	0.3%	0.6%
Gross profit margin, non-GAAP	59.4%	60.4%	(100)

Selling, General and Administrative Expenses	2018	2017(1)
Selling, general and administrative expenses, GAAP	$1,328	$1,345
Global Growth and Efficiency Program	(9)	(26)
Selling, general and administrative expenses, non-GAAP	$1,319	$1,319

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017(1)	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.8%	34.6%	20
Global Growth and Efficiency Program	(0.2)%	(0.7)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.6%	33.9%	70

Other (Income) Expense, Net	2018	2017(1)
Other (income) expense, net, GAAP	$34	$23
Global Growth and Efficiency Program	(24)	(30)
Other (income) expense, net, non-GAAP	$10	$(7)

Operating Profit (Loss)	2018	2017(1)	% Change
Operating profit (loss), GAAP	$891	$960	(7)%
Global Growth and Efficiency Program	45	80
Operating profit, non-GAAP	$936	$1,040	(10)%

			Basis Point
Operating Profit Margin	2018	2017(1)	Change
Operating profit margin, GAAP	23.4%	24.7%	(130)
Global Growth and Efficiency Program	1.2%	2.0%
Operating profit margin, non-GAAP	24.6%	26.7%	(210)

Non-Service Related Postretirement Costs	2018	2017(1)
Non-service related postretirement costs, GAAP	$22	$36
Global Growth and Efficiency Program	(1)	(7)
Non-service related postretirement costs, non-GAAP	$21	$29

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Non-controlling Interests	Less: Income Attributable To Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$832	$189	$643	$37	$606	22.7%	$0.70
Global Growth and Efficiency Program	46	12	34	2	32	0.2%	0.04
Non-GAAP	$878	$201	$677	$39	$638	22.9%	$0.74

	2017
	Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$896		$543	$353	$323	60.6%	$0.37
Global Growth and Efficiency Program	87		26	61	61	(2.7)%	0.07
U.S. tax reform	—		(275)	275	275	(28.0)%	0.31
Non-GAAP	$983		$294	$689	$659	29.9%	$0.75
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:

(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$9,231	$9,280
Global Growth and Efficiency Program	31	75
Gross profit, non-GAAP	$9,262	$9,355

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	59.4%	60.0%	(60)
Global Growth and Efficiency Program	0.2%	0.5%
Gross profit margin, non-GAAP	59.6%	60.5%	(90)

Selling, General and Administrative Expenses	2018	2017(1)
Selling, general and administrative expenses, GAAP	$5,389	$5,400
Global Growth and Efficiency Program	(33)	(86)
Selling, general and administrative expenses, non-GAAP	$5,356	$5,314

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017(1)	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.7%	34.9%	(20)
Global Growth and Efficiency Program	(0.2)%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.5%	34.4%	10

Other (Income) Expense, Net	2018	2017(1)
Other (income) expense, net, GAAP	$148	$173
Global Growth and Efficiency Program	(88)	(152)
Other (income) expense, net, non-GAAP	$60	$21

Operating Profit	2018	2017(1)	% Change
Operating profit, GAAP	$3,694	$3,707	—%
Global Growth and Efficiency Program	152	313
Operating profit, non-GAAP	$3,846	$4,020	(4)%

			Basis Point
Operating Profit Margin	2018	2017(1)	Change
Operating profit margin, GAAP	23.8%	24.0%	(20)
Global Growth and Efficiency Program	0.9%	2.0%
Operating profit margin, non-GAAP	24.7%	26.0%	(130)

Non-Service Related Postretirement Costs	2018	2017(1)
Non-service related postretirement costs, GAAP	$87	$118
Global Growth and Efficiency Program	(9)	(20)
Non-service related postretirement costs, non-GAAP	$78	$98

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Non-controlling Interests	Less: Income Attributable To Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$3,464	$906	$2,558	$158	$2,400	26.2%	$2.75
Global Growth and Efficiency Program	161	37	124	(1)	125	(0.1)%	0.15
Benefit from a foreign tax matter	—	15	(15)	—	(15)	0.4%	(0.02)
U.S. tax reform	—	(80)	80	—	80	(2.3)%	0.09
Non-GAAP	$3,625	$878	$2,747	$157	$2,590	24.2%	$2.97

	2017
	Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$3,487		$1,313	$2,174	$2,024	37.7%	$2.28
Global Growth and Efficiency Program	333		87	246	246	(1.0)%	0.28
U.S. tax reform	—		(275)	275	275	(7.2)%	0.31
Non-GAAP	$3,820		$1,125	$2,695	$2,545	29.5%	$2.87
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

CONTACT:
John Faucher 212-310-3653
Hope Spiller 212-310-2291